Exhibit 99.1

October 24, 2019

Media contact:	Investor/analyst contact:
Media Relations	Emily Halverson
(206) 304-0008	Director, Investor Relations
(206) 392-5908

Alaska Air Group reports third quarter 2019 results
Financial Highlights:

•
Reported net income for the third quarter of 2019 under Generally Accepted Accounting Principles (GAAP) of $322 million, or $2.60 per diluted share, compared to net income of $217 million, or $1.75 per diluted share in the third quarter of 2018.

•
Reported net income for the third quarter of 2019, excluding merger-related costs and mark-to-market fuel hedge accounting adjustments, of $326 million, or $2.63 per diluted share, compared to $237 million or $1.91 per diluted share, in the third quarter of 2018. This quarter's adjusted results compare to the First Call analyst consensus estimate of $2.52 per share.

•	Paid a $0.35 per-share cash dividend in the third quarter, a 9% increase over the dividend paid in the third quarter of 2018.

•	Repurchased a total of 874,019 shares of common stock for approximately $53 million in the first nine months of 2019.

•	Generated $1.4 billion of operating cash flow in the first nine months of 2019.

•	Made a voluntary contribution of $65 million to defined benefit pension plans in the third quarter.

•	Held $1.6 billion in unrestricted cash and marketable securities as of September 30, 2019.

•	Reduced debt-to-capitalization ratio to 42% as of September 30, 2019 compared to 47% as of December 31, 2018.
Operational Highlights:

•	Alaska's clerical, office, passenger service, ramp and stores employees, represented by the International Association of Machinists, ratified a new five-year agreement in August.

•	Opened a new 15,000+ square foot flagship lounge in the North Satellite at Sea-Tac International Airport in July.

•	Reallocated flying to expand offerings between the Pacific Northwest and California, increasing network utility and providing more non-stop service on the West Coast.

•	Completed cabin interior renovations of the 25th Airbus aircraft during the third quarter.

•	Installed high-speed satellite Wi-Fi on the 54th mainline aircraft.
Recognition and Awards:

•	Named "Best U.S. Airline" by Condé Nast Traveler for the second consecutive year.

•	Ranked as top U.S. airline in Newsweek's 2020 Best Customer Service awards.

•	Mileage Plan ranked first in the U.S. News & World Report's list of Best Airline Rewards Programs for the fifth consecutive year.

•	Ranked as the top U.S. airline in the Dow Jones Sustainability Index for the third consecutive year.

•	Ranked among Forbes' 2019 global list for "World's Best Employers."

SEATTLE — Alaska Air Group Inc. (NYSE: ALK) today reported third quarter 2019 GAAP net income of $322 million, or $2.60 per diluted share, compared to $217 million, or $1.75 per diluted share in the third quarter of 2018. Excluding the impact of merger-related costs and mark-to-market fuel hedge adjustments, the company reported adjusted net income of $326 million, or $2.63 per diluted share, compared to $237 million, or $1.91 per diluted share in 2018.
"Our teams at Alaska, Horizon and McGee delivered industry-leading customer service and operational reliability that helped drive strong third quarter results," said Alaska Air Group CEO Brad Tilden. "Our adjusted pretax profit margin of nearly 18% was 3.6 percentage points higher than last year - fueled by our commitment to keep costs low and by the impressive 8% revenue growth that our commercial team delivered. I want to thank our employees for everything they're doing to make Alaska what we are today - and for helping us shape what we're going to be in the future. They are the best in the industry, and I believe these results demonstrate that."
The following table reconciles the company's reported GAAP net income and earnings per diluted share (diluted EPS) for the three and nine months ended September 30, 2019 and 2018 to adjusted amounts.

	Three Months Ended September 30,
	2019		2018
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
GAAP net income and diluted EPS	$322	$2.60	$217	$1.75
Mark-to-market fuel hedge adjustments	—	—	5	0.04
Special items - merger-related costs	5	0.04	22	0.18
Income tax effect of reconciling items above	(1)	(0.01)	(7)	(0.06)
Non-GAAP adjusted net income and diluted EPS	$326	$2.63	$237	$1.91

	Nine Months Ended September 30,
	2019		2018
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
GAAP net income and diluted EPS	$588	$4.74	$414	$3.34
Mark-to-market fuel hedge adjustments	(1)	(0.01)	(30)	(0.24)
Special items - merger-related costs	39	0.31	67	0.54
Special items - other	—	—	25	0.20
Income tax effect of reconciling items above	(9)	(0.07)	(15)	(0.12)
Non-GAAP adjusted net income and diluted EPS	$617	$4.97	$461	$3.72
Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.
A conference call regarding the third quarter results will be streamed online at 1:30 p.m. Pacific time on October 24, 2019. It can be accessed at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.

References in this news release to "Air Group," "company," "we," "us" and "our" refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc., Horizon Air Industries, Inc., and Virgin America Inc. (through July 20, 2018, at which point it was legally merged into Alaska Airlines, Inc.) are referred to as "Alaska," "Horizon," and "Virgin America" respectively, and together as our "airlines."

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2018, as well as in other documents filed by the Company with the SEC after the date thereof. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, changes in laws and regulations and risks inherent in the achievement of anticipated synergies and the timing thereof in connection with the acquisition of Virgin America. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance, or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

Alaska Airlines and its regional partners fly 46 million guests a year to more than 115 destinations with an average of 1,300 daily flights across the United States and to Mexico, Canada and Costa Rica. With Alaska and Alaska Global Partners, guests can earn and redeem miles on flights to more than 800 destinations worldwide. Alaska Airlines ranked "Highest in Customer Satisfaction Among Traditional Carriers in North America" in the J.D. Power North America Airline Satisfaction Study for 12 consecutive years from 2008 to 2019. Learn about Alaska's award-winning service at newsroom.alaskaair.com and blog.alaskaair.com. Alaska Airlines and Horizon Air are subsidiaries of Alaska Air Group (NYSE: ALK).
###

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions, except per-share amounts)	2019	2018	Change	2019	2018	Change
Operating Revenues:
Passenger revenue	$2,211	$2,043	8%	$6,038	$5,724	5%
Mileage Plan other revenue	118	114	4%	346	329	5%
Cargo and other	60	55	9%	169	147	15%
Total Operating Revenues	2,389	2,212	8%	6,553	6,200	6%
Operating Expenses:
Wages and benefits	608	549	11%	1,732	1,629	6%
Variable incentive pay	46	27	70%	125	104	20%
Aircraft fuel, including hedging gains and losses	486	513	(5)%	1,408	1,397	1%
Aircraft maintenance	106	107	(1)%	341	320	7%
Aircraft rent	82	82	—%	247	233	6%
Landing fees and other rentals	143	135	6%	388	371	5%
Contracted services	72	70	3%	214	227	(6)%
Selling expenses	77	79	(3)%	236	245	(4)%
Depreciation and amortization	106	99	7%	317	290	9%
Food and beverage service	57	53	8%	159	158	1%
Third-party regional carrier expense	42	38	11%	125	114	10%
Other	137	141	(3)%	411	423	(3)%
Special items - merger-related costs	5	22	(77)%	39	67	(42)%
Special items - other	—	—	—%	—	25	NM
Total Operating Expenses	1,967	1,915	3%	5,742	5,603	2%
Operating Income	422	297	42%	811	597	36%
Nonoperating Income (Expense):
Interest income	11	11	—%	31	29	7%
Interest expense	(18)	(22)	(18)%	(60)	(71)	(15)%
Interest capitalized	4	5	(20)%	11	14	(21)%
Other—net	(3)	(7)	(57)%	(20)	(20)	—%
Total Nonoperating Income (Expense)	(6)	(13)	(54)%	(38)	(48)	(21)%
Income Before Income Tax	416	284		773	549
Income tax expense	94	67		185	135
Net Income	$322	$217		$588	$414

Basic Earnings Per Share:	$2.61	$1.76		$4.76	$3.36
Diluted Earnings Per Share:	$2.60	$1.75		$4.74	$3.34

Shares Used for Computation:
Basic	123.280	123.224		123.330	123.216
Diluted	124.067	123.864		124.051	123.804

Cash dividend declared per share:	$0.35	$0.32		$1.05	$0.96

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	September 30, 2019	December 31, 2018
Cash and marketable securities	$1,619	$1,236
Other current assets	583	551
Current assets	2,202	1,787
Property and equipment - net	6,834	6,781
Operating lease assets	1,647	—
Goodwill	1,943	1,943
Intangible assets - net	123	127
Other assets	234	274
Total assets	12,983	10,912

Air traffic liability	1,032	788
Current portion of long-term debt	265	486
Current portion of operating lease liabilities	268	—
Other current liabilities	1,781	1,668
Current liabilities	3,346	2,942
Long-term debt	1,444	1,617
Long-term operating lease liabilities	1,376	—
Other liabilities and credits	2,565	2,602
Shareholders' equity	4,252	3,751
Total liabilities and shareholders' equity	$12,983	$10,912

Debt-to-capitalization ratio, including operating leases(a)	42%	47%

Number of common shares outstanding	123.278	123.194

(a)
Following the adoption of the new lease accounting standard on January 1, 2019, the ratio is calculated using the total capitalized Operating lease liability, whereas prior year periods were calculated utilizing the present value of aircraft lease payments. This change had no impact to the ratio.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	12,574	12,128	3.7%	35,018	34,685	1.0%
RPMs (000,000) "traffic"	15,026	14,386	4.4%	42,113	41,272	2.0%
ASMs (000,000) "capacity"	17,519	16,943	3.4%	50,006	49,256	1.5%
Load factor	85.8%	84.9%	0.9 pts	84.2%	83.8%	0.4 pts
Yield	14.71¢	14.20¢	3.6%	14.34¢	13.87¢	3.4%
RASM	13.64¢	13.05¢	4.5%	13.10¢	12.59¢	4.1%
CASMex(b)	8.43¢	8.15¢	3.4%	8.59¢	8.35¢	2.9%
Economic fuel cost per gallon(b)	$2.13	$2.33	(8.6)%	$2.18	$2.26	(3.5)%
Fuel gallons (000,000)	227	218	4.1%	646	631	2.4%
ASM's per gallon	77.2	77.7	(0.6)%	77.4	78.1	(0.9)%
Average number of full-time equivalent employees (FTE)	22,247	21,804	2.0%	22,000	21,575	2.0%
Mainline Operating Statistics:
Revenue passengers (000)	9,655	9,435	2.3%	26,725	27,107	(1.4)%
RPMs (000,000) "traffic"	13,538	13,096	3.4%	37,917	37,677	0.6%
ASMs (000,000) "capacity"	15,702	15,343	2.3%	44,816	44,730	0.2%
Load factor	86.2%	85.4%	0.8 pts	84.6%	84.2%	0.4 pts
Yield	13.66¢	13.18¢	3.6%	13.29¢	12.95¢	2.6%
RASM	12.83¢	12.28¢	4.5%	12.30¢	11.90¢	3.4%
CASMex(b)	7.81¢	7.34¢	6.4%	7.91¢	7.58¢	4.4%
Economic fuel cost per gallon(b)	$2.13	$2.32	(8.2)%	$2.17	$2.25	(3.6)%
Fuel gallons (000,000)	193	189	2.1%	549	549	—%
ASM's per gallon	81.4	81.2	0.2%	81.6	81.5	0.1%
Average number of FTE's	16,789	16,499	1.8%	16,599	16,330	1.6%
Aircraft utilization	11.3	11.4	(0.9)%	10.9	11.4	(4.4)%
Average aircraft stage length	1,281	1,291	(0.8)%	1,298	1,293	0.4%
Operating fleet	238	231	7 a/c	238	231	7 a/c
Regional Operating Statistics:(c)
Revenue passengers (000)	2,919	2,693	8.4%	8,293	7,578	9.4%
RPMs (000,000) "traffic"	1,488	1,290	15.3%	4,196	3,595	16.7%
ASMs (000,000) "capacity"	1,817	1,600	13.6%	5,190	4,526	14.7%
Load factor	81.9%	80.6%	1.3 pts	80.8%	79.4%	1.4 pts
Yield	24.23¢	24.50¢	(1.1)%	23.81¢	23.49¢	1.4%
RASM	20.51¢	20.41¢	0.5%	19.93¢	19.32¢	3.2%
Operating fleet	94	89	5 a/c	94	89	5 a/c

(a)	Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.

(b)	See a reconciliation of this non-GAAP measure and Note A for a discussion of potential importance of this measure to investors in the accompanying pages.

(c)	Data presented includes information related to flights operated by Horizon and third-party carriers, excluding Pen Air.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30, 2019
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger revenues	$1,850	$361	$—	$—	$2,211	$—	$2,211
CPA revenues	—	—	112	(112)	—	—	—
Mileage Plan other revenue	107	11	—	—	118	—	118
Cargo and other	58	1	—	1	60	—	60
Total operating revenues	2,015	373	112	(111)	2,389	—	2,389
Operating expenses
Operating expenses, excluding fuel	1,226	275	94	(119)	1,476	5	1,481
Economic fuel	411	75	—	—	486	—	486
Total operating expenses	1,637	350	94	(119)	1,962	5	1,967
Nonoperating income (expense)
Interest income	17	—	—	(6)	11	—	11
Interest expense	(18)	—	(7)	7	(18)	—	(18)
Interest capitalized	4	—	—	—	4	—	4
Other - net	(3)	—	—	—	(3)	—	(3)
Total Nonoperating income (expense)	—	—	(7)	1	(6)	—	(6)
Income (loss) before income tax	$378	$23	$11	$9	$421	$(5)	$416

	Three Months Ended September 30, 2018
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger revenues	$1,727	$316	$—	$—	$2,043	$—	$2,043
CPA revenues	—	—	128	(128)	—	—	—
Mileage Plan other revenue	104	10	—	—	114	—	114
Cargo and other	53	—	2	—	55	—	55
Total operating revenues	1,884	326	130	(128)	2,212	—	2,212
Operating expenses
Operating expenses, excluding fuel	1,126	267	118	(131)	1,380	22	1,402
Economic fuel	438	70	—	—	508	5	513
Total operating expenses	1,564	337	118	(131)	1,888	27	1,915
Nonoperating income (expense)
Interest income	15	—	—	(4)	11	—	11
Interest expense	(20)	—	(6)	4	(22)	—	(22)
Interest capitalized	4	—	1	—	5	—	5
Other - net	(5)	(2)	—	—	(7)	—	(7)
Total Nonoperating income (expense)	(6)	(2)	(5)	—	(13)	—	(13)
Income (loss) before income tax	$314	$(13)	$7	$3	$311	$(27)	$284

	Nine Months Ended September 30, 2019
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger revenues	$5,039	$999	$—	$—	$6,038	$—	$6,038
CPA revenues	—	—	340	(340)	—	—	—
Mileage Plan other revenue	312	34	—	—	346	—	346
Cargo and other	163	2	1	3	169	—	169
Total operating revenues	5,514	1,035	341	(337)	6,553	—	6,553
Operating expenses
Operating expenses, excluding fuel	3,545	817	286	(353)	4,295	39	4,334
Economic fuel	1,191	218	—	—	1,409	(1)	1,408
Total operating expenses	4,736	1,035	286	(353)	5,704	38	5,742
Nonoperating income (expense)
Interest income	50	—	—	(19)	31	—	31
Interest expense	(58)	—	(22)	20	(60)	—	(60)
Interest capitalized	11	—	—	—	11	—	11
Other - net	(20)	—	—	—	(20)	—	(20)
Total Nonoperating income (expense)	(17)	—	(22)	1	(38)	—	(38)
Income (loss) before income tax	$761	$—	$33	$17	$811	$(38)	$773

	Nine Months Ended September 30, 2018
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger revenues	$4,879	$845	$—	$—	$5,724	$—	$5,724
CPA revenues	—	—	375	(375)	—	—	—
Mileage Plan other revenue	301	28	—	—	329	—	329
Cargo and other	142	1	4	—	147	—	147
Total operating revenues	5,322	874	379	(375)	6,200	—	6,200
Operating expenses
Operating expenses, excluding fuel	3,392	755	345	(378)	4,114	92	4,206
Economic fuel	1,237	190	—	—	1,427	(30)	1,397
Total operating expenses	4,629	945	345	(378)	5,541	62	5,603
Nonoperating income (expense)
Interest income	39	—	—	(10)	29	—	29
Interest expense	(64)	—	(16)	9	(71)	—	(71)
Interest capitalized	12	—	2	—	14	—	14
Other - net	(9)	(11)	—	—	(20)	—	(20)
Total Nonoperating income (expense)	(22)	(11)	(14)	(1)	(48)	—	(48)
Income (loss) before income tax	$671	$(82)	$20	$2	$611	$(62)	$549

(a)
The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and excludes certain charges. See Note A in the accompanying pages for further information.

(b)	Includes merger-related costs, an employee bonus awarded in January 2018 in connection with the Tax Cuts and Jobs Act, and mark-to-market fuel hedge accounting adjustments.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.

CASM Excluding Fuel and Special Items Reconciliation
	Three Months Ended September 30,				Nine Months Ended September 30,
	2019		2018		2019		2018
Consolidated:
CASM	11.23	¢	11.30	¢	11.48	¢	11.38	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	2.77		3.02		2.82		2.84
Special items - merger-related costs	0.03		0.13		0.07		0.14
Special items - other(a)	—		—		—		0.05
CASM excluding fuel and special items	8.43	¢	8.15	¢	8.59	¢	8.35	¢

Mainline:
CASM	10.46	¢	10.37	¢	10.65	¢	10.49	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	2.62		2.89		2.65		2.70
Special items - merger-related costs	0.03		0.14		0.09		0.15
Special items - other(a)	—		—		—		0.06
CASM excluding fuel and special items	7.81	¢	7.34	¢	7.91	¢	7.58	¢

(a)	Special items - other includes special charges associated with the employee tax reform bonus awarded in January 2018.

Fuel Reconciliation
	Three Months Ended September 30,
	2019		2018
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$481	$2.11	$520	$2.38
(Gains) losses on settled hedges	5	0.02	(12)	(0.05)
Consolidated economic fuel expense	486	2.13	508	2.33
Mark-to-market fuel hedge adjustment	—	—	5	0.02
GAAP fuel expense	$486	$2.13	$513	$2.35
Fuel gallons	227		218

	Nine Months Ended September 30,
	2019		2018
(in millions, except for per gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$1,397	$2.16	$1,450	$2.30
(Gains) losses on settled hedges	12	0.02	(23)	(0.04)
Consolidated economic fuel expense	$1,409	$2.18	$1,427	$2.26
Mark-to-market fuel hedge adjustment	(1)	—	(30)	(0.05)
GAAP fuel expense	$1,408	$2.18	$1,397	$2.21
Fuel gallons	646		631

Debt-to-capitalization, adjusted for operating leases
(in millions)	September 30, 2019	December 31, 2018
Long-term debt	$1,444	$1,617
Capitalized operating leases(a)	1,644	1,768
Adjusted debt	3,088	3,385
Shareholders' equity	4,252	3,751
Total Invested Capital	$7,340	$7,136

Debt-to-capitalization ratio, including operating leases	42%	47%

(a)
Following the adoption of the new lease accounting standard on January 1, 2019, the ratio is calculated using the total capitalized Operating lease liability, whereas prior year periods were calculated utilizing the present value of aircraft lease payments. This change had no impact to the ratio.

Net adjusted debt to earnings before interest, taxes, depreciation, amortization, special items and rent
(in millions)	September 30, 2019
Adjusted debt	$3,088
Current portion of long-term debt	265
Total adjusted debt	3,353
Less: Cash and marketable securities	(1,619)
Net adjusted debt	$1,734

(in millions)	Last Twelve Months Ended September 30, 2019
GAAP Operating Income(a)	$857
Adjusted for:
Special items	79
Mark-to-market fuel hedge adjustments	51
Depreciation and amortization	425
Aircraft rent	329
EBITDAR	$1,741

Net adjusted debt to EBITDAR	1.0x

(a)	Operating income can be reconciled using the trailing twelve month operating income as filed quarterly with the SEC.

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•
By eliminating fuel expense and certain special items (including merger-related costs) from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost-reduction initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•
Cost per ASM (CASM) excluding fuel and certain special items, such as merger-related costs, is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•
Adjusted income before income tax and CASM excluding fuel (and other items as specified in our plan documents) are important metrics for the employee incentive plan, which covers the majority of Air Group employees.

•
CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from investors.

•
Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of certain items, such as merger-related costs and mark-to-market hedging adjustments, is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•
Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus the present value of future operating lease payments) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share (EPS) using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Free Cash Flow - total operating cash flow generated less cash paid for capital expenditures

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737, Airbus 320 and Airbus 321neo family jets and all associated revenues and costs

Net adjusted debt - long-term debt, including current portion, plus capitalized operating leases, less cash and marketable securities

Net adjusted debt to EBITDAR - represents net adjusted debt divided by EBITDAR (trailing twelve months earnings before interest, taxes, depreciation, amortization, special items and rent)

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon, SkyWest and PenAir. In this segment, Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon, SkyWest and PenAir under the respective capacity purchased arrangement (CPAs). Additionally, Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile